      As filed with the Securities and Exchange Commission on July 9, 1996

                                                         Registration No. 33-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             FIRST HOME BANCORP INC.
             (Exact name of Registrant as specified in its charter)

         New Jersey                                125 South Broadway                                  22-3423990
(State or other jurisdiction of               Pennsville, New Jersey 08070                          (I.R.S. Employer
incorporation or organization)     (Address of Principal Executive Offices) (Zip Code)            Identification Number)

                       EMPLOYEE STOCK COMPENSATION PROGRAM
                1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                         1996 EMPLOYEE STOCK OPTION PLAN

                               Robert A. DiValerio
                         Senior Executive Vice President
                             First Home Bancorp Inc.
                               125 South Broadway
                          Pennsville, New Jersey 08070
                                 (609) 678-4400
                     (Name, address, including zip code and
                     telephone number, including area code,
                              of agent for service)

                          Copies of Communications to:
                              Barry Genkin, Esquire
                         Blank, Rome, Comisky & McCauley
                           1200 Four Penn Center Plaza
                             Philadelphia, PA 19103
                                 (215) 569-5500

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                        Proposed                Proposed
                                                                         maximum                 maximum               Amount of
          Title of securities                 Amount to be           offering price             aggregate            registration
           to be registered                     registered (1)         per share             offering price               fee
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                   405,128 shares            $17.75 (2)            $7,191,022 (2)             $2,480
per share
==================================================================================================================================

(1) Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions contained in the Plans.

(2) Pursuant to Rule 457(h), based upon the price at which stock options covered by this Registration Statement may be exercised and, in the case where such price is not known, upon the average of the high and low sale prices of First Home Bancorp Inc. Common Stock, no par value per share, reported on the Nasdaq National Market System on July 1, 1996.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

         The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

         The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

         The following documents filed with the Commission are incorporated herein by reference:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (i) above; and

         (iii) The Company's Common Stock was registered under Section 12(g) of the Exchange Act on Form 8-K 12g-3, pursuant to the procedure set forth in Securities Exchange Act Release No. 9072. The description of the Company's Common Stock is incorporated by reference from Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-4 (File No. 33-31676) filed with the SEC on March 29, 1996.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not Applicable.

Item 5. Interests of Named Experts and Counsel.

         Not Applicable.

Item 6. Indemnification of Directors and Officers.

         The New Jersey law authorizes a New Jersey corporation to indemnify directors, officers, employees and agents ("corporate agents") of the Company against expenses and liabilities they incur in such capacities, in connection with any proceedings, other than proceedings by or in the right of the corporation, if the person acted in good faith and in a manner he believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful. New Jersey law also authorizes the indemnification of corporate agents against expenses they incur in their capacities as corporate agents, in connection with any proceeding by or in the right of the Company, if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Additionally, New Jersey law requires indemnification of corporate agents against expenses in any proceeding in which he has been successful on the merits or otherwise, or in defense of any claim, issue or matter therein.

         Section 5 of the Company's By-laws provides for indemnification to the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act.

Item 7. Exemption from Registration Claimed.

         Not Applicable.

Item 8. Exhibits.

         The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

  Exhibit No.           Description
  -----------           -----------
      5.1               Opinion of Counsel regarding legality.

     10.1*              Employee Stock Compensation Program

     10.2*              1994 Stock Option Plan for Non-Employee Directors

     10.3**             1996 Employee Stock Option Plan

     23.1               Consent of Arthur Andersen, LLP.

     23.2               Consent of Counsel (included as part of Exhibit 5.1).

     24.1               Power of Attorney (included on pages 6 and 7)
- --------------------
* Incorporated by reference from the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 filed with the SEC (File No. 33-31676) on March 29, 1996.

** Incorporated by reference from Appendix D to the Proxy Statement/Prospectus filed as part of the Company's Registration Statement on Form S-4 filed with the SEC (No. 33-31676).

Item 9. Undertakings.

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement;

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended:

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

              (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pennsville, State of New Jersey, on the 28th day of June, 1996.

                                  FIRST HOME BANCORP INC.



                                  By:/s/ Stephen D. Miller
                                     --------------------------------
                                         Stephen D. Miller
                                         President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen D. Miller and his true and lawful attorneys-in-fact and agents, with full power of substitution of resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 28th day of June, 1996.



        Name                                          Title
        ----                                          -----

/s/ Stephen D. Miller                       Chairman and President
- ------------------------                    (Principal Executive Officer)
Stephen D. Miller


/s/ Robert A. DiValerio                     Senior Executive Vice President,
- ------------------------                    Secretary and Treasurer (Chief
Robert A. DiValerio                         Financial Officer and Chief
                                            Accounting  Officer

/s/ Willard F. Cheeseman                    Director
- ------------------------
Willard F. Cheeseman

        Name                                          Title
        ----                                          -----

/s/ Adam J. Gagliardi                       Director
- ------------------------
Adam J. Gagliardi


/s/ Eugene J. Martell                       Director
- ------------------------
Eugene J. Martell



/s/ Frederick M. Palfrey                    Director
- ------------------------
Frederick M. Palfrey



/s/ Kenneth Porch                           Director
- ------------------------
Kenneth Porch



/s/ Stephen P. Selverian                    Director
- ------------------------
Stephen P. Selverian



/s/ Rodger D. Shay                          Director
- ------------------------
Roger D. Shay